UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 30, 2021, the Board of Directors of Omega Healthcare Investors, Inc. (the “Company”) appointed Dr. Lisa Egbuonu-Davis to the Board of Directors, to serve until the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and until her successor is elected and qualified.

Dr. Egbuonu-Davis brings to our Board of Directors broad strategic and operational experience in pharmaceuticals, public health, and consulting, including expertise in developing and implementing research, commercialization, and investment strategies for a variety of patient populations. Since 2019, Dr. Egbuonu-Davis has served as Vice President, Medical Innovations for DH Diagnostics, LLC, an affiliate of Danaher Corporation (NYSE: DHR), where she provides medical advice to influence research, partnership, and investment strategy across Danaher’s diagnostic platform businesses. From 2015 to 2019, she served as Vice President, Global Patient Centered Outcomes and Solutions at Sanofi, Inc. (NASDAQ: SNY). At Sanofi, Dr. Egbuonu-Davis created patient programs, services and tools to enhance adherence and health outcomes in patients with chronic conditions. Prior to Sanofi, Dr. Egbuonu-Davis co-founded and served as director for ROI Squared, LLC, a privately-held life science company focused on diagnostic medical devices, and served as managing director for LED Enterprise, LLC, where she advised biopharmaceutical companies and trade associations on health care reform, technology assessment, quality metrics and incentives and implications for research and services. She also served in senior advisor roles for Avalere Health and Booz Allen Hamilton. She also previously served for 13 years in various roles at Pfizer, Inc. (NYSE: PFE), where she led clinical and outcomes research departments, supported product value assessments in support of reimbursement and adoption and influenced product investment and development decisions. Dr. Egbuonu-Davis currently serves on the Johns Hopkins Medicine Board of Trustees and the National Advisory Council for the Johns Hopkins University School of Education. She earned her Master of Business Administration in Health Care Management from The Wharton School of the University of Pennsylvania, and she holds Doctor of Medicine and Master of Public Health (epidemiology) degrees from Johns Hopkins University.

There are no family relationships between Dr. Egbuonu-Davis and any director or other executive officer of the Company nor are there any transactions between Dr. Egbuonu-Davis or any immediate family member and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Dr. Egbuonu-Davis and any other persons or entities pursuant to which Dr. Egbuonu-Davis was appointed as a director of the Company.

Dr. Egbuonu-Davis will receive compensation for services as a director pursuant to the Company’s standard arrangements for non-employee directors. For the period from the date of Dr. Egbuonu-Davis’s appointment through the 2022 Annual Meeting, the annual amounts for non-employee director compensation will be prorated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: August 2, 2021	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel